UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2013

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 9, 2013, Eastern Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Company’s Proxy Statement dated April 4, 2013.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1. The Company’s shareholders elected two individuals to serve as Class II members of the Board of Directors, as set forth below:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes

Paul R. Burke	4,951,405	176,193	1,515,815

Michael L. Boguski	4,940,516	187,082	1,515,815

Proposal No. 2. The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP, of Philadelphia, Pennsylvania, as the Company’s independent registered public accounting firm for the year ending December 31, 2013, as set forth below:

Votes For	Votes Against	Abstentions

6,395,361	100,886	147,166

Proposal No. 3. The Company’s shareholders approved the compensation of the named executive officers as disclosed in the Company’s proxy materials, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,931,383	167,725	28,940	1,515,815

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: May 15, 2013	By:	/s/ Kevin M. Shook
Kevin M. Shook
Chief Financial Officer